EXHIBIT 4.1

PALM, INC.

REGISTRATION RIGHTS AGREEMENT

                This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made effective as of December 18, 2001, by and among Palm, Inc., a Delaware corporation (the “Company”), and Siebel Systems, Inc. (the “Holder”).

RECITALS

                A.         The Company and the Holder have entered into a Restricted Stock Purchase Agreement dated as of the date hereof (the “Purchase Agreement”) whereby the Holder will purchase shares of the Company’s Common Stock.

                B.         The Company is entering into this Agreement to provide liquidity to Holder following Holder’s acquisition of the shares of the Company’s Common Stock.

AGREEMENT

                NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                1.   Certain Definitions.    As used in this Agreement, the terms below shall have the following respective meanings:

                            “Black-Out Period” means any period during which executive officers and directors of the Company are generally prohibited from engaging in trades in the Company’s securities pursuant to the Company’s internal trading policy, including but not limited to a Quarterly Blackout Period.

                            “Commission”means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

                            “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar federal rule or statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                            “Permitted Window” means the period during which the Holder is entitled to sell Registrable Securities pursuant to a registration statement under Section 5 of this Agreement. Except as otherwise set forth in this Agreement, a Permitted Window shall (i) commence immediately after the end of a Black-Out Period, and shall (ii) terminate immediately prior to the commencement of a Black-Out Period, unless Holder receives notice from the Company to the contrary in accordance with Section 5(b)(iii).

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                            “Quarterly Black-Out Period” means a Blackout Period commencing on the 15th day prior to the end of the last day of each of the Company’s fiscal quarters and terminating 24 hours after the Company publicly announces its results for such quarter.

                            “Registrable Securities” means the shares of the Company’s Common Stock purchased by Holder under the Purchase Agreement, or issuable in respect thereof upon any conversion, stock split, stock dividend, recapitalization, merger or other reorganization; provided, however, that securities shall only be treated as Registrable Securities if and so long as they have not been registered or sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction.

                            “Register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

                            “Registration Expenses” means all expenses, except Selling Expenses, incurred by the Company in complying with Section 5 hereof, including without limitation, all registration, qualification and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration.

                            “Securities Act” means the Securities Act of 1933, as amended, or any similar federal rule or statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                            “Selling Expenses” means (i) all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holder and (ii) all fees and disbursements of counsel for the Holder.

                2.  Restrictions on Transferability. The Registrable Securities and any other securities issued in respect of such securities upon any stock split, stock dividend, recapitalization, merger or other reorganization, shall not be sold, assigned, transferred or pledged except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. The Holder will cause any proposed purchaser, assignee, transferee or pledgee of any such securities held by the Holder or transferee to agree to take and hold such securities subject to the restrictions and upon the conditions specified in this Agreement, including without limitation the restrictions set forth in Section 4.

               3.  Restrictive Legend. Each certificate representing the Registrable Securities shall be stamped or otherwise imprinted with the following or similar legend:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SECURITIES MAY NOT BE TRANSFERRED UNLESS A REGISTRATION STATEMENT UNDER SAID ACT IS IN EFFECT AS TO SUCH TRANSFER OR, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER, SUCH TRANSFER MAY BE MADE WITHOUT REGISTRATION UNDER SAID ACT.

The Holder consents to the making of a notation by the Company on its records and giving instructions to any transfer agent of its capital stock in order to implement the restrictions on transfer established in this

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Agreement, including without limitation, the instruction to impose a stop transfer order on the Registrable Securities during a Black-Out Period.

                4.  Notice of Proposed Transfers. The Holder agrees to comply in all respects with the provisions of this Section 4. Without in any way limiting the immediately preceding sentence or the provisions of Section 2, no sale, assignment, transfer or pledge (other than (i) a sale made pursuant to a registration statement filed under the Securities Act and declared effective by the Commission for which no stop order has been issued and is then existing or (ii) a sale made in accordance with the applicable provisions of Rule 144) of Registrable Securities shall be made by the Holder to any person unless such person shall first agree in writing to be bound by the restrictions of this Agreement, including without limitation this Section 4. Prior to any proposed sale, assignment, transfer or pledge of any Registrable Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice to the Company of such holder’s intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in reasonable detail, and, if requested by the Company, the holder shall also provide, at such holder’s expense, a written opinion of legal counsel (who shall be, and whose legal opinion shall be, reasonably satisfactory to the Company) addressed to the Company, to the effect that the proposed transfer of the Registrable Securities may be effected without registration under the Securities Act and under applicable state securities laws and regulations. Upon delivery to the Company of such notice and, if required, such opinion, the holder of such Registrable Securities shall be entitled to transfer such Registrable Securities in accordance with the terms of such notice. The Company agrees that it shall not request such an opinion of counsel with respect to (i) a transfer not involving a change in beneficial ownership, (ii) a transaction involving the transfer without consideration of Registrable Securities by an individual holder during such holder’s lifetime by way of gift or on death by will or the laws of descent and distribution or (iii) a sale in accordance with the applicable provisions of Rule 144. Each certificate evidencing the Registrable Securities transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144 or pursuant to an effective registration statement, the appropriate restrictive legend set forth in Section 3 above, except that such certificate shall not bear such restrictive legend if, in the opinion of counsel for such Holder and counsel for the Company, such legend is not required in order to establish or ensure compliance with the provisions of the Securities Act.

                5.  Registration on Form S-3.

                            (a)  Registration. Within five (5) business days following the Closing, the Company shall file with the Commission a registration statement on Form S-3 (or any successor form, a “Form S-3 Registration Statement”) covering all Registrable Securities. The Company shall use its commercially reasonable efforts to cause such Form S-3 Registration Statement to be filed and declared effective as soon as practicable thereafter. The Company shall use its commercially reasonable efforts to keep such Form S-3 Registration Statement effective until all of the Registrable Securities have been sold. The Company shall notify the Holder of the commencement and ending of a Black-Out Period other than a Quarterly Blackout Period no later than the time the Company notifies its executive officers and directors of the corresponding Black-Out Period.

                            (b)  Limitations on Registration and Sale of Registrable Securities. Notwithstanding anything in this Agreement to the contrary, the Company’s obligations and the Holder’s rights under this Section 5 are subject to the limitations and qualifications set forth below, which may be waived in writing by the Company.

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                                             (i)       The Company shall have no obligation to keep effective a registration statement hereunder following such time as the Holder is eligible to sell all of its Registrable Securities in a three-month period under the applicable provisions of Rule 144.

                                             (ii)      The Holder will sell Registrable Securities pursuant to a registration effected hereunder only during a Permitted Window, unless such sale would otherwise be exempt from the registration requirements of the Securities Act.

                                             (iii)     If the Company furnishes to the Holder a certificate signed by the Chief Executive Officer or Chief Financial Officer of the Company stating that, in the good faith reasonable judgment of the Chief Executive Officer, after consultation with the Company’s advisors and the Board of Directors of the Company, it would be seriously detrimental to the Company for a Permitted Window to be in effect, then the Company may delay the commencement of a Permitted Window or may effect an early termination of a Permitted Window that has commenced, as the case may be, until up to 45 calendar days after the date of the certificate delivered pursuant to this Section 5(b)(iii); provided, however, that during any Black-Out Period, the Company shall not register its common stock under the Securities Act for its own account (except for the registration of securities eligible to be registered on Form S-8 or Form S-4); and provided further that in no event shall the delay of a Permitted Window or the termination of a Permitted Window pursuant to this Section 5(b)(iii) extend for longer than an aggregate of 60 calendar days during any 12-month period. The Holder shall keep the fact and content of any notice relating to the commencement or termination of a Black-Out Period, and the event or circumstances giving rise to any such notice, confidential, subject to the exceptions to confidentiality set forth in Section 5(c)(ix).

                            (c)   Registration Procedures. In connection with any registration required under this Agreement, the Company shall take the actions set forth below.

                                             (i)       Prepare and file with the SEC and use its commercially reasonable efforts to cause to become effective a Form S-3 Registration Statement with respect to the Registrable Securities in accordance with the provisions of Section 5(a).

                                             (ii)      Prepare and file with the SEC such amendments and supplements to such Form S-3 Registration Statement and the prospectus used in connection with such Form S-3 Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Form S-3 Registration Statement.

                                             (iii)     The Company shall permit a single firm of counsel designated by the Holder to review the Form S-3 Registration Statement and all amendments and supplements thereto a reasonable period of time prior to the filing of the Form S-3 Registration Statement with the Commission and shall not file the Form S-3 Registration Statement in a form to which such counsel reasonably objects.

                                             (iv)     The Company shall notify the Holder of any stop order issued or threatened by the Commission or other suspension of effectiveness of the Form S-3 Registration Statement and will take all reasonable actions necessary or appropriate to prevent the entry of such stop order or to remove it if entered and will notify the Holder of the resolution of such situation.

                                             (v)      The Company shall furnish to the Holder and each underwriter, if any, of Registrable Securities covered by the Form S-3 Registration Statement filed pursuant to this Agreement (A) promptly after the same is prepared and publicly distributed, filed with the Commission, or received by the

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Company, one copy of the Form S-3 Registration Statement and any amendment thereto, each preliminary prospectus and prospectus and each amendment or supplement thereto, and, as promptly as practicable after the date of effectiveness of the Form S-3 Registration Statement or any amendment thereto, a notice stating that the Form S-3 Registration Statement or amendment thereto has been declared effective, and (B) such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto), and the prospectus included in such registration statement (including each preliminary prospectus), in conformity with the requirements of the Securities Act, and such other documents as the Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by the Holder. Such delivery of documents pursuant to (B) above shall be made by the Company within two (2) trading days of receipt of a request therefore from the Holder.

                                             (vi)      The Company shall use its commercially reasonable efforts to register or qualify the Registrable Securities under the securities or “blue sky” laws of each State of the United States of America as any of the Holder or underwriters, if any, of the Registrable Securities covered by a registration statement filed hereunder reasonably requests, and shall do any and all other acts and things which may be reasonably necessary or advisable to enable the Holder and each underwriter, if any, to consummate the disposition in such States of the Registrable Securities owned by the Holder; provided that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection (vi), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.

                                             (vii)     The Company shall immediately notify the Holder of the happening of any event which comes to the Company’s attention if, as a result of such event, the prospectus included in the Form S-3 Registration Statement, as then in effect, contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Company shall promptly prepare and furnish to each Holder and file with the Commission a supplement or amendment to such prospectus or registration statement or take such other action so that such prospectus or registration statement will no longer contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                             (viii)    The Company shall enter into customary agreements (including an underwriting agreement in customary form) and take all such other reasonable and customary actions as the Holder or the underwriters, if any, may reasonably request in order to expedite or facilitate the disposition of the Registrable Securities in accordance with the terms of this Agreement.

                                             (ix)      With respect to any disposition pursuant to a registration statement filed under this Agreement, the Company shall cause the officers, directors and employees of the Company and each of its subsidiaries to supply such information and respond to such inquiries as any Holder or underwriter or agent may reasonably request or make for the purpose of exercising its due diligence responsibility and, in particular, confirming that such registration statement does not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Holder shall hold in confidence and shall not make any disclosure (except to another Holder, if any) of such information, unless (A) disclosure of such information is necessary to comply with federal or state securities laws, provided that the Company shall be given reasonable notice of the proposed disclosure and that such disclosure is limited to the maximum extent permitted under such securities laws, (B) disclosure of such information is necessary to avoid or correct a misstatement or omission in the Form S-3 Registration Statement, (C) release of such information is ordered

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pursuant to a subpoena or other order from a court or government body of competent jurisdiction, (D) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement, or (E) the Company consents to any such disclosure. The Holder agrees that it shall, upon learning that disclosure of such information is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the information deemed confidential. Nothing herein shall be deemed to limit the Holder’s ability to sell Registrable Securities in a manner which is otherwise consistent with applicable laws and regulations.

                                             (x)      The Company shall hold in confidence and not make any disclosure of information concerning the Holder provided to the Company pursuant to this Agreement unless (A) disclosure of such information is necessary to comply with federal or state securities laws, provided that the Holder shall be given reasonable notice of the proposed disclosure and that such disclosure is limited to the maximum extent permitted under such securities laws, (B) disclosure of such information is necessary to avoid or correct a misstatement or omission in the Form S-3 Registration Statement, (C) release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction, (D) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement, or (E) the Holder consents to the form and content of any such disclosure. The Company agrees that it shall, upon learning that disclosure of such information concerning the Holder is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Holder prior to making such disclosure, and allow the Holder, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

                                             (xi)     The Company shall cause all Registrable Securities registered under this Agreement to be listed on the Nasdaq National Market (“NASDAQ”), and shall pay any fees for the additional listing of the shares of its common stock on NASDAQ as required by NASDAQ, or such other principal market as the Company’s Common Stock may then be listed or traded, and take such other acts as may be necessary to secure such listing.

                6.   Other Registration Rights. The Holder acknowledges that certain other securityholders of the Company may now or hereafter have registration rights, and that such other securityholders may be entitled to sell their securities at the same time as the Holder hereunder.

                7.  Expenses of Registration. All Registration Expenses incurred in connection with the Company’s obligations hereunder shall be borne by the Company. All Selling Expenses relating to securities proposed to be registered hereunder and all other registration expenses shall be borne by the Holder.

                8.  Indemnification.

                            (a) To the extent permitted by law, the Company will indemnify and hold harmless the Holder, each of its officers and directors, employees, partners, advisors and agents, and each person controlling the Holder within the meaning of Section 15 of the Securities Act, with respect to a registration that has been effected pursuant to this Agreement, against all expenses, claims, losses, damages or liabilities (or actions or proceedings in respect thereof), including reasonable costs of investigation and reasonable legal fees and expenses and any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, preliminary prospectus, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, or arising out of or based on any

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omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading or (ii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other applicable securities law, including, without limitation, any state securities law, or any rule or regulation thereunder or under the Securities Act or the Exchange Act relating to the offer or sale of the Registrable Securities and, in either case, the Company will reimburse each Indemnified Party (as defined in Section 8(c)), for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and contained in written information furnished to the Company by an instrument duly executed by the Holder or controlling person or their authorized agent, and stated to be specifically for use therein; and provided, further, that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement, alleged untrue statement, omission or alleged omission made in a preliminary prospectus, such indemnity agreement shall not inure to the benefit of any person, if a copy of the final prospectus or an amended or supplemented prospectus, as applicable, was furnished to the Holder or an underwriter within the period of time required by the Securities Act, and if the final prospectus or the amended or supplemented prospectus, as applicable, would have cured the defect giving rise to the loss, liability, claim or damage. In no event, however, shall the Company have any indemnification obligation to the extent that the expenses, claims, losses, damages or liabilities as to which indemnification is sought are in connection with an offer or sale made by a person other than the Company during a Black-Out Period (a “Violation”). The Company also agrees to indemnify underwriters participating in the distribution, their officers, directors, employees, partners and agents, and each person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above, if so requested.

                           (b)  To the extent permitted by law, the Holder will indemnify the Company, each of its directors and officers, employees, partners, advisors and agents and each person controlling the Company within the meaning of Section 15 of the Securities Act against all claims, losses, damages and liabilities (or actions or proceedings in respect thereof) arising out of or based on (i) a Violation by the Holder or (ii) any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, preliminary prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party, for any legal or any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, but, in the case of clause (ii) above, only to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in reliance upon and contained in written information furnished to the Company by an instrument duly executed by such Holder or controlling person or their agent and stated to be specifically for use therein; provided, however, that the foregoing indemnity is subject to the condition that, insofar as it relates to any untrue statement, alleged untrue statement, omission or alleged omission made in a preliminary prospectus, such indemnity agreement shall not inure to the benefit of any person, if a copy of the final prospectus or an amended or supplemented prospectus, as applicable, was not furnished by the Company to the Holder or underwriter within the time period required by the Securities Act, and if the final prospectus, as amended or supplemented, as applicable, would have cured the defect giving rise to the loss, liability, claim or damage; and provided further, however, that the Holder shall be liable for only that amount as does not exceed the net proceeds actually received by the Holder as a result of the offering of Registrable Securities to which the loss, liability, claim or damage relates. The Holder also agrees to indemnify underwriters participating in the distribution, their officers, directors, employees, partners

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and agents, and each person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above, if so requested.

                            (c)  Each party entitled to indemnification under this Section 8 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that (i) counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party’s expense, (ii) that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 8 unless the failure to give such notice is materially prejudicial to an Indemnifying Party’s ability to defend such action, and then only to the extent that such Indemnifying Party is materially prejudiced, and (iii) that the Indemnifying Party shall not assume the defense for matters as to which, in the reasonable opinion of counsel retained by the Indemnified Party, there is a conflict of interest or there are separate and different defenses. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which (i) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation and a covenant not to sue, (ii) includes admission of fault by the Indemnified Party or (iii) commits the Indemnified Party to pay any money damages. The indemnification required by this Section 8 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

                            (d)  The obligations of the Company and the Holder under this Section 8 shall survive the completion of any offering of Registrable Securities in a registration statement filed pursuant to this Agreement.

                9.     Contribution. If the indemnification provided for in Section 8 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party or insufficient to hold it harmless as contemplated by Section 8, then the Indemnifying Party, in lieu of indemnifying the Indemnified Party hereunder, shall contribute to the amount paid or payable by the Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnifying Party and the Indemnified Party, but also the relative fault of the Indemnifying Party and the Indemnified Party in connection with the statements or omissions that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations, provided that no Holder shall be required to contribute an amount greater than the dollar amount of the net proceeds received by such Holder with respect to the sale of the Registrable Securities giving rise to such indemnification obligation. The relative fault of any Indemnifying Party or of any Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such Indemnifying Party or the Indemnified Party or their affiliates or representatives, and the parties’ relative intent, knowledge, access to information and the opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by (i) pro rata allocation (even if all Holders or any agents for the Holders or any underwriters of the Registrable Securities, or all of them, were treated as one entity for such purpose), or (ii) by any other method that does not take into account the equitable considerations referred to in this Section 9. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to

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above shall be deemed to include any legal or other fees or expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action, proceeding or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person.

                10.  Information by Holder. The Holder shall furnish to the Company such information regarding the Holder, the Registrable Securities held by it and the distribution proposed by the Holder as the Company may reasonably request in writing and as shall be required in connection with any registration referred to in this Agreement. Notwithstanding anything contained herein to the contrary, the Company shall have no obligation to effect any registration hereunder prior to its receipt of such information.

                11.  Rule 144 Reporting. With a view to making available to the Holder the benefits of certain rules and regulations of the Commission which may permit the sale of the Registrable Securities to the public without registration the Company agrees to use all reasonable efforts to:

                            (a)  Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

                            (b)  File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

                            c)   Furnish to the Holder, so long as the Holder owns or has the right to acquire any Registrable Securities, promptly after the Holder’s written request, a written statement by the Company as to its compliance with the foregoing requirements and such other information as may be reasonably requested in availing the Holder of any rule or regulation of the Commission which permits the selling of any such securities without registration.

                12.  Transfer of Registration Rights. The rights to cause the Company to register securities granted to Holder under Section 5 may not be assigned, other than to an affiliate of the Holder, without the prior written consent of the Company in its sole discretion.

                13.  Amendment. Except as otherwise provided above, any provision of this Agreement may be amended or the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holder.

                14.  Governing Law. This Agreement shall be governed in all respects by the laws of the State of California, without regard to conflict of laws provisions.

                15.  Entire Agreement. This Agreement constitutes the full and entire understanding and Agreement among the parties regarding the matters set forth herein. Except as otherwise expressly provided herein, all other agreements regarding the registration rights of the Holder shall hereby expire. The provisions hereof shall inure to the benefit of, and be binding upon the successors, permitted assigns, heirs, executors and administrators of the parties hereto.

                16.  Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, by hand, by messenger or by overnight courier, addressed:

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(a)	if to a Holder, to:

Siebel Systems, Inc. 2207 Bridgepointe Parkway San Mateo, CA 94404 Attention: Vice President, Legal Affairs

or at such other address as such Holder shall have furnished to the Company.

(b)	if to the Company, to:

Palm, Inc. 5470 Great America Parkway Santa Clara, CA 95052 Attention: General Counsel

or at such other address as the Company shall have furnished to the Holder, with a copy to:

Wilson Sonsini Goodrich & Rosati 650 Page Mill Road Palo Alto, CA 94304-1050 Attn: Katharine A. Martin, Esq.

                Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when actually delivered as provided above, if delivered personally or by messenger, or, on the day shown on the return receipt, if sent by mail or other delivery service.

                17. Counterparts. This Agreement may be executed in any number of counterparts, including a facsimile counterpart, each of which shall be an original, but all of which together shall constitute one instrument.

(Remainder of page intentionally left blank.)

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            IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first written above.

COMPANY:	HOLDER:

PALM, INC.	SIEBEL SYSTEMS, INC.

By: /s/ Judy Bruner______________	By: /s/ Kenneth A. Goldman______________
Name: Judy Bruner______________	Name: Kenneth A. Goldman______________
Title: Sr VP & CFO_____________	Title: SVP Finance and Administration and CFO

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